Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 10, 2021, pursuant to Rule 2.7 of the Takeover Code, NortonLifeLock Inc. ("NortonLifeLock", the "Company") and Avast PLC ("Avast") released the Offer Announcement disclosing the terms on which NortonLifeLock intends to make a recommended offer to acquire the entire issued and to be issued share capital of Avast (the holders of such shares, the “Sellers”), both directly and indirectly through Nitro Bidco Limited ("Bidco"), in a cash and stock transaction (the "Transaction"). Under the terms of the Offer, Avast shareholders will be entitled to receive, for each Avast share held by such shareholders, $7.61 in cash and 0.0302 of a New NortonLifeLock share ("Majority Cash Option"). As an alternative to the Majority Cash Option, Bidco will make available to Avast Shareholders the option to elect for a different mix of cash and share consideration, whereby Avast shareholders will be entitled to receive, for each Avast share held by such shareholders, $2.37 in cash and 0.1937 of a New NortonLifeLock share ("Majority Stock Option").The pro forma financial information herein has been prepared under the assumption that all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option. Additionally, Note 6 to the pro forma financial information contains a summary of the expected impact to the pro forma financial information presented in the case where all Avast shareholders elect the Majority Stock Option.

Each Avast Director who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option, as well as to vote or procure votes in favor of the Scheme (or, in the event that the Transaction is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Avast Shares. Depending on the elections of other Avast Shareholders, and on the same basis as set out above, the Transaction values the entire issued and to be issued ordinary share capital of Avast between approximately $8.2 billion (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and $7.1 billion (if all Avast Shareholders elect for the Majority Stock Option). Upon completion of the Transaction, and subject to the elections made by Avast Shareholders, Avast Shareholders will own between approximately 14% (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast Shareholders elect for the Majority Stock Option) of the Combined Company on a fully diluted basis.

In addition to the consideration payable in connection with the Transaction, the Avast board of directors (the “Avast Board”) was entitled to declare and pay (i) an interim dividend with respect to the six month period ended June 30, 2021 of 4.8 cents per Avast Share, (ii) a further interim dividend or recommend and pay a final dividend in respect to the year ending December 31, 2021 of 11.2 cents per Avast Share and (iii) an interim dividend with respect to the six months ended June 30, 2022 of 4.8 cents per Avast Share (the “Avast Dividends”). All of the Avast Dividends have been declared and paid according to the aforementioned terms. The following unaudited pro forma condensed combined financial information gives effect to the Transaction, which includes adjustments for the following:

●	the alignment of Avast’s historical financial statements prepared in accordance with IFRS as issued by the IASB to NortonLifeLock’s presentation in GAAP;

●	certain reclassifications to conform Avast’s historical financial statement presentation to NortonLifeLock’s presentation;

●	application of the acquisition method of accounting under the provisions of ASC 805, and to reflect the aggregate offer consideration in exchange for 100% of all outstanding Avast Shares;

●	proceeds and uses of the new and amended financing arrangements entered into in connection with the Transaction; and

●	transaction costs in connection with the Transaction.

The following unaudited pro forma condensed combined statements and related notes are based on and should be read in conjunction with (i) the historical consolidated financial statements of NortonLifeLock and the related notes included in NortonLifeLock's Annual Report on Form 10-K for the year ended April 1, 2022, which was filed with the SEC on May 20, 2022, and the historical unaudited consolidated financial statements of NortonLifeLock and related notes included in NortonLifeLock's Quarterly Report on Form 10-Q for the period ended July 1, 2022, which was filed with the SEC on August 5, 2022, and (ii) the audited consolidated financial statements of Avast for the period ended December 31, 2021 and the related notes and the unaudited condensed consolidated financial statements of Avast for the period ended June 30, 2022. The operational results for Avast for the three months ended June 30, 2022 have been derived from the unaudited condensed consolidated financial statements for the six months ended June 30, 2022, and related notes by parsing out the first quarter results for this period not included in the pro forma financial information based on internal accounting records maintained at Avast.

Per the requirements of Regulation S-X 210.11-02(c)(3), where the financial year end of the entity acquired differs from the registrant's most recent fiscal year end by more than one fiscal quarter, the acquired entity's statement of comprehensive income must be brought up to within one fiscal quarter of the registrant's most recent fiscal year end. As Avast's year end does not differ from NortonLifeLock's by more than a fiscal quarter, NortonLifeLock elected to present the prior year statement of comprehensive income using the December 31, 2021 financial year end of Avast.

The unaudited pro forma condensed combined statements of income for the three months ended July 1, 2022, and the year ended April 1, 2022 combine the historical consolidated statements of income of NortonLifeLock and Avast, giving effect to the Transaction as if it had been completed on April 3, 2021. The accompanying unaudited pro forma condensed combined statement of financial position as of July 1, 2022, combines the historical condensed combined statements of financial position of NortonLifeLock and Avast, giving effect to the Transaction as if it had been completed on July 1, 2022.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of NortonLifeLock and Avast. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Transaction.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Transaction been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Under ASC 805, generally all assets acquired, and liabilities assumed are recorded at their acquisition date fair value. For pro forma purposes, the fair value of Avast’s identifiable tangible and intangible assets acquired, and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

Certain figures included in this pro forma financial information have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of July 1, 2022

(in millions)

	Historical NortonLifeLock Quarter Ended July 1, 2022	Historical Avast Quarter Ended June 30, 2022	Pro Forma Reclassification Adjustments	IFRS to U.S. GAAP Conversion Adjustments	Pro Forma Transaction Adjustments		Pro Forma Condensed Combined
			Note 2	Note 2	Note 3 - 6
Assets
Current assets:
Cash and cash equivalents	1,291	338	-	-	(862)	(4.1)	767
Short-term investments	-	-	-	-	-		-
Accounts receivable, net	102	-	58	-	-		160
Trade and other receivables	-	58	(58)	-	-		-
Capitalized contract costs	-	33	(33)	-	-		-
Prepaid Expenses	-	11	(11)	-	-		-
Tax receivable	-	6	(6)	-	-		-
Other current assets	180	-	50	-	-		230
Other financial assets	-	-	-	-	-		-
Assets held for sale	56	-	-	-	-		56
Total current assets	1,629	446	-	-	(862)		1,213
Property and equipment, net	56	-	31	-	-		87
Property, plant and equipment	-	31	(31)	-	-		-
Operating lease assets	70	-	45	2	-		117
Right-of-use asset	-	45	(45)	-	-		-
Intangible assets, net	993	-	136	-	2,517	(4.2)	3,646
Intangible assets	-	136	(136)	-	-		-
Deferred tax asset	-	140	(140)	-	-		-
Goodwill	2,861	2,301	-	-	4,673	(4.3)	9,835
Capitalised contract costs	-	2	(2)	-	-		-
Prepaid expenses	-	1	(1)	-	-		-
Other long-term assets	638	-	147	9	(103)	(4.7)	691
Other financial assets	-	4	(4)	-	-		-
Total assets	6,247	3,106	-	11	6,225		15,589

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts Payable	71	-	84	-	-		155
Trade and other payables	-	84	(84)	-	-		-
Accrued compensation and benefits	48	-	-	-	-		48
Current portion of long-term debt	614	-	239	-	(690)	(4.4)	163
Term loan	-	239	(239)	-	-		-
Contract liabilities	1,183	-	481	-	-		1,664
Deferred revenues	-	481	(481)	-	-		-
Current operating lease liabilities	19	-	7	(2)	-		24
Lease liability	-	7	(7)	-	-		-
Provisions	-	28	(28)	-	-		-
Income tax liability	-	1	(1)	-	-		-
Other current liabilities	689	-	29	-	(5)	(4.1)	713
Total current liabilities	2,624	840	-	(2)	(695)		2,767
Long-term debt	2,714	-	704	-	6,189	(4.4)	9,607
Term loan	-	704	(704)	-	-		-
Long-term contract liabilities	37	-	36	-	-		73
Deferred revenues	-	36	(36)	-	-		-
Deferred income tax liabilities	63	-	9	-	414	(4.6) (4.7) (s)	486
Deferred tax liability	-	9	(9)	-	-		-
Long-term income taxes payable	996	-	-	-	-		996
Long-term operating lease liabilities	69	-	39	-	-		108
Lease liability	-	39	(39)	-	-		-
Provisions	-	1	(1)	-	-		-
Other long-term liabilities	43	-	1	-	-		44
Total liabilities	6,546	1,629	-	(2)	5,908		14,081

Stockholders’ equity (deficit):
Common stock and additional paid-in capital	1,479	-	580	2	487	(4.5)	2,548
Share Capital	-	140	(140)	-	-		-
Share Premium, statutory and other reserves	-	440	(440)	-	-		-
Translation Differences	-	1	-	-	-		1
Accumulated other comprehensive income	(44)	-	-	-	-		(44)
Retained earnings (accumulated deficit)	(1,734)	896	-	11	(170)	(4.5)	(997)
Total stockholders’ equity (deficit)	(299)	1,477	-	13	317		1,508
Total liabilities and stockholders’ equity (deficit)	6,247	3,106	-	11	6,225		15,589

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months July 1, 2022

(in millions, except per share amounts)

	Historical NortonLifeLock Three Months Ended July 1, 2022	Historical Avast Three Months Ended June 30, 2022	Pro Forma Reclassification Adjustments	IFRS to U.S. GAAP Conversion Adjustments	Pro Forma Transaction Adjustments		Pro Forma Condensed Combined
			Note 2	Note 2	Note 3-6
Net revenues	707	-	236	-	-		943
Revenues	-	236	(236)	-	-		-
Cost of revenues	102	42	(7)	-	61	(5.1)	198
Gross profit	605	194	7	-	(61)		745
Operating expenses:
Sales and marketing	156	44	-	(1)	-		199
Research and development	61	23	-	(1)	-		83
General and administrative	104	40	-	(1)	-		143
Amortization of intangible assets	21	-	7	-	33	(5.1)	61
Restructuring, transition and other costs	2	-	-	-	-		2
Total operating expenses	344	107	7	(3)	33		488
Operating income	261	87	-	3	(94)		257
Other income (expense), net	(1)	-	13	(1)	(20)	(5.4)	(9)
Interest Income	-	-	-	-	-		-
Interest Expense	(31)	(8)	-	-	(78)	(5.2)	(117)
Net gain on disposal of a business operation	-	-	-	-	-		-
Gain on disposal of operation	-	-	-	-	-		-
Other finance income and expense (net)	-	13	(13)	-	-		-
Income (loss) before income taxes	229	92	-	2	(192)		131
Income tax expense (benefit)	29	-	13	(3)	(37)	(4.6) (5.6)(s)	2
Income tax	-	13	(13)	-	-		-
Net income	200	79	-	5	(155)		129

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	(40)	-	(1)	-	-		(41)
Unrealized gain (loss) on available-for-sale securities	-	-	-	-	-		-
Other comprehensive income (loss) from equity method investee	-	-	(1)	1	-		-
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	-	(1)	1	-	-		-
Remeasurement gain on defined benefit plan (net of tax)	-	-	-	-	-		-
Translation differences	-	(1)	1	-	-		-
Comprehensive income	160	77	-	6	(155)		88

Income (loss) per share - basic:
Basic	.35					(5.3)	0.19
Diluted	.33					(5.3)	0.18

Weighted-average shares outstanding:
Basic	578				92	(3.1)	670
Diluted	604				92	(3.1)	696

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended April 1, 2022

(in millions, except per share amounts)

	Historical NortonLifeLock Year Ended April 1, 2022	Historical Avast Year Ended Dec 31, 2021	Pro Forma Reclassification Adjustments	IFRS to U.S. GAAP Conversion Adjustments	Pro Forma Transaction Adjustments		Pro Forma Condensed Combined
			Note 2	Note 2	Note 3-6
Net revenues	2,796	-	941	-	-		3,737
Revenues	-	941	(941)	-	-		-
Cost of revenues	408	150	(22)	-	245	(5.1)	781
Gross profit	2,388	791	22	-	(245)		2,956
Operating expenses:
Sales and marketing	622	180	-	(1)	-		801
Research and development	253	80	-	(1)	-		332
General and administrative	392	137	-	-	-		529
Amortization of intangible assets	85	-	22	-	138	(5.1)	245
Restructuring, transition and other costs	31	-	-	-	170	(5.5)	201
Total operating expenses	1,383	397	22	(2)	308		2,108
Operating income	1,005	394	-	2	(553)		848
Other income (expense), net	163	-	35	(1)	(32)	(5.4)	165
Interest Income	-	-	-	-	-		-
Interest Expense	(126)	(27)	-	(1)	(351)	(5.2)	(505)
Net gain on disposal of a business operation	-	47	-	-	-		47
Gain on disposal of operation	-	-	-	-	-		-
Other finance income and expense (net)	-	35	(35)	-	-		-
Income (loss) before income taxes	1,042	449	-	-	(936)		555
Income tax expense (benefit)	206	-	102	(2)	(183)	(4.6) (5.6) (s)	123
Income tax	-	102	(102)	-	-		-
Net income	836	347	-	2	(753)		432

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	(51)	-	(1)	-	-		(52)
Unrealized gain (loss) on available-for-sale securities	-	-	-	-	-		-
Other comprehensive income (loss) from equity method investee	-	-	(1)	1	-		-
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	-	(1)	1	-	-		-
Remeasurement gain on defined benefit plan (net of tax)	-	1	-	-	-		1
Translation differences	-	(1)	(1)	-	-		-
Comprehensive income	785	346	-	3	(753)		381

Income (loss) per share - basic:
Basic	1.44					(5.3)	0.64
Diluted	1.41					(5.3)	0.63

Weighted-average shares outstanding:
Basic	581				92	(3.1)	673
Diluted	591				92	(3.1)	683

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the three months ended July 1, 2022 and the year ended April 1, 2022, combine the historical consolidated statements of income of NortonLifeLock and Avast, respectively, giving effect to the Transaction as if it had been completed on April 3, 2021. The accompanying unaudited pro forma condensed combined statement of financial position as of July 1, 2022, combines the historical consolidated statements of financial position of NortonLifeLock and Avast, giving effect to the Transaction as if it had been completed on July 1, 2022.

NortonLifeLock’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Avast’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in U.S. Dollars. As discussed in Note 2, certain reclassifications were made to align Avast’s financial statement presentation with that of NortonLifeLock.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805 with NortonLifeLock considered the acquirer of Avast. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined statement of financial position, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Avast based upon management’s preliminary estimate of their fair values as of July 1, 2022. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Definitive allocations will be performed and finalized by the Company with the services of outside valuation specialists. Accordingly, the purchase price allocation and amortization adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value, if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria is not met, no asset or liability would be recognized.

2. Avast reclassification adjustments and IFRS to U.S. GAAP conversion adjustments

Avast’s historical financial statements were prepared in accordance with IFRS as issued by the IASB. During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of Avast’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of NortonLifeLock, and differences in financial statement presentation compared to the presentation of NortonLifeLock. At the time of preparing the unaudited pro forma combined financial information, other than the adjustments made herein, the Company is not aware of any other material differences. The below adjustments represent NortonLifeLock’s best estimates based upon the information currently available to NortonLifeLock and could be subject to change once more detailed information is available.

Refer to the table below for a summary of reclassification adjustments made to present Avast’s statement of financial position as of June 30, 2022 to conform with that of NortonLifeLock:

Statement of Financial Position as of June 30, 2022	(b)	Pro Forma Avast Reclassification Adjustments	(e)	(f)	(r)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
		(in millions of Dollars, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	-	-	-	-	-	-
Short-term investments	-	-	-	-	-	-
Accounts receivable, net	58	58	-	-	-	-
Trade and other receivables	(58)	(58)	-	-	-	-
Capitalized contract costs	(33)	(33)	-	-	-	-
Prepaid Expenses	(11)	(11)	-	-	-	-
Tax receivable	(6)	(6)	-	-	-	-
Other current assets	50	50	-	-	-	-
Other financial assets	-	-	-	-	-	-
Assets held for sale	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-
Property and equipment, net	31	31	-	-	-	-
Property, plant and equipment	(31)	(31)	-	-	-	-
Operating lease assets	45	45	2	-	-	2
Right-of-use asset	(45)	(45)	-	-	-	-
Intangible assets, net	136	136	-	-	-	-
Intangible assets	(136)	(136)	-	-	-	-
Deferred tax asset	(140)	(140)	-	-	-	-
Goodwill	-	-	-	-	-	-
Capitalised contract costs	(2)	(2)	-	-	-	-
Prepaid expenses	(1)	(1)	-	-	-	-
Other long-term assets	147	147	-	-	9	9
Other financial assets	(4)	(4)	-	-	-	-
Total assets	-	-	2	-	9	11

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts Payable	84	84	-	-	-	-
Trade and other payables	(84)	(84)	-	-	-	-
Accrued compensation and benefits	-	-	-	-	-	-
Current portion of long-term debt	239	239	-	-	-	-
Term loan	(239)	(239)	-	-	-	-
Contract liabilities	481	481	-	-	-	-
Deferred revenues	(481)	(481)	-	-	-	-
Current operating lease liabilities	7	7	(2)	-	-	(2)
Lease liability	(7)	(7)	-	-	-	-
Provisions	(28)	(28)	-	-	-	-
Income tax liability	(1)	(1)	-	-	-	-
Other current liabilities	29	29	-	-	-	-
Total current liabilities	-	-	(2)	-	-	(2)
Long-term debt	704	704	-	-	-	-
Term Loan	(704)	(704)	-	-	-	-
Long-term contract liabilities	36	36	-	-	-	-
Deferred revenues	(36)	(36)	-	-	-	-
Deferred income tax liabilities	9	9	-	-	-	-
Deferred tax liability	(9)	(9)	-	-	-	-
Long-term income taxes payable	-	-	-	-	-	-
Long-term operating lease liabilities	39	39	-	-	-	-
Lease liability	(39)	(39)	-	-	-	-
Provisions	(1)	(1)	-	-	-	-
Other long-term liabilities	1	1	-	-	-	-
Total liabilities	-	-	(2)	-	-	(2)

Stockholders’ equity (deficit):						-
Common stock and additional paid-in capital	580	580	-	2	-	2
Share Capital	(140)	(140)	-	-	-	-
Share Premium, statutory and other reserves	(440)	(440)	-	-	-	-
Translation Differences	-	-	-	-	-	-
Accumulated other comprehensive income	-	-				-
Retained earnings (accumulated deficit)	-	-	4	(2)	9	11
Total stockholders’ equity (deficit)	-	-	4	-	9	13
Total liabilities and stockholders’ equity (deficit)	-	-	2	-	9	11

Refer to the tables below for a summary of reclassification adjustments made to Avast’s statements of operations for the three months ended June 30, 2022 and for the year ended December 31, 2021 to conform with that of NortonLifeLock:

Statement of Operations for the Three Months Ended June 30, 2022	(b)	(d)	Pro Forma Avast Reclassification Adjustments	(c)	(r) (s)	(f)	(e)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
Net revenues	236	-	236	-	-	-	-	-
Revenues	(236)	-	(236)	-	-	-	-	-
Cost of revenues	-	(7)	(7)	-	-	-	-	-
Gross profit	-	7	7	-	-	-	-	-
Operating expenses:
Sales and marketing	-	-	-	-	-	(1)	-	(1)
Research and development	-	-	-	-	-	(1)	-	(1)
General and administrative	-	-	-	-	-	(1)	-	(1)
Amortization of intangible assets	-	7	7	-	-	-	-	-
Restructuring, transition and other costs	-	-	-	-	-	-	-	-
Total operating expenses	-	7	7	-	-	(3)	-	(3)
Operating income	-	-	-	-	-	3	-	3
Other income (expense), net	13	-	13	(1)	-	-	-	(1)
Interest Income	-	-	-	-	-	-	-	-
Interest Expense	-	-	-	-	-	-	-	-
Net gain on disposal of a business operation	-	-	-	-	-	-	-	-
Gain on disposal of operation	-	-	-	-	-	-	-	-
Other finance income and expense (net)	(13)	-	(13)	-	-	-	-	-

Income (loss) before income taxes	-	-	-	(1)	-	3	-	2
Income tax expense (benefit)	13	-	13	-	(3)	-	-	(3)
Income tax	(13)	-	(13)	-	-	-	-	-
Net income	-	-	-	(1)	3	3	-	5

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	(1)	-	(1)	-	-	-	-	-
Unrealized gain (loss) on available-for-sale securities	-	-	-	-	-	-	-	-
Other comprehensive income (loss) from equity method investee	(1)	-	(1)	1	-	-	-	1
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	1	-	1	-	-	-	-	-
Remeasurement gain on defined benefit plan (net of tax)	-	-	-	-	-	-	-
Translation differences	1	-	1	-	-	-	-	-
Comprehensive income	-	-	-	-	3	3	-	6

Statement of Operations for the Year Ended December 31, 2021	(b)	(d)	Pro Forma Avast Reclassification Adjustments	(f)	(r) (s)	(e)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments

		(in millions of Dollars)
Net revenues	941	-	941	-	-	-	-
Revenues	(941)	-	(941)	-	-	-	-
Cost of revenues	-	(22)	(22)	-	-	-	-
Gross profit	-	22	22	-	-	-	-
Operating expenses:
Sales and marketing	-	-	-	(1)	-	-	(1)
Research and development	-	-	-	(1)	-	-	(1)
General and administrative	-	-	-	(1)	-	1	-
Amortization of intangible assets	-	22	22	-	-	-	-
Restructuring, transition and other costs	-	-	-	-	-	-	-
Total operating expenses	-	22	22	(3)	-	1	(2)
Operating income	-	-	-	3	-	(1)	2
Other income (expense), net	35	-	35	(1)	-	-	(1)
Interest Income	-	-	-	-	-	-	-
Interest Expense	-	-	-	-	-	(1)	(1)
Net gain on disposal of a business operation	-	-	-	-	-	-	-
Gain on disposal of operation	-	-	-	-	-	-	-
Other finance income and expense (net)	(35)	-	(35)	-	-	-	-

Income (loss) before income taxes	-	-	-	2	-	(2)	-
Income tax expense (benefit)	102	-	102	-	(2)	-	(2)
Income tax	(102)	-	(102)	-	-	-	-
Net income	-	-	-	2	2	(2)	2

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	(1)	-	(1)	-	-	-	-
Unrealized gain (loss) on available-for-sale securities	-	-	-	-	-	-	-
Other comprehensive income (loss) from equity method investee	(1)	-	(1)	1	-	-	1
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	1	-	1	-	-	-	-
Remeasurement gain on defined benefit plan (net of tax)	-	-	-	-	-	-	-
Translation differences	1	-	1	-	-	-	-
Comprehensive income	-	-	-	3	2	(2)	3

3. Preliminary purchase price allocation

These pro forma adjustments represent the Purchase Accounting Transaction Adjustments and includes the preliminary purchase price allocation, adjustments to the unaudited pro forma condensed combined statement of financial position, and adjustments to the unaudited pro forma condensed combined statements of income.

3.1) Refer to the table below for the preliminary calculation of consideration to be transferred under the Transaction:

Calculation of consideration		Amount
(in millions of Dollars, except per share amounts)
Cash consideration:	(a)
Majority Cash Option:
U.S. Dollars per share of Avast	7.61
Shares of Avast (in thousands)	685
	5,213
Majority Stock Option:
U.S. Dollars per share of Avast	2.37
Shares of Avast (in thousands)	368
	872
Pro Forma Cash Consideration		6,085

Share consideration:	(a)
Majority Cash Option:
Shares of Avast (in thousands)	685
Exchange ratio	0.0302
New NortonLifeLock shares to be issued	21
Majority Stock Option:
Shares of Avast (in thousands)	368
Exchange ratio	0.1937
New NortonLifeLock shares to be issued	71
Share price of NortonLifeLock on August 31, 2022	$22.59
Pro Forma Share Consideration		2,078

Fair value of total consideration transferred		8,163

3.2) The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Avast, based on their preliminary estimated fair values. As mentioned in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances and which are further described in Note 4. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

Preliminary purchase price allocation	Amount
(in millions of Dollars)
Current Assets	446
Property, equipment and software	31	(g)
Identifiable intangible assets	2,653	(m)
Goodwill	6,974	(n)
Other non-current assets	100
Total current liabilities	(838)
Total non-current liabilities	(1,203)
Total purchase price	8,163

4. Adjustments to the unaudited pro forma condensed combined statement of financial position

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined statement of financial position:

4.1) Reflects the sources and uses of funds relating to the Transaction and the 2022 convertible notes repayment as follows:

Description	Amount
(in millions of Dollars)
Sources:
Proceeds from Term A Facility	3,910	(h)
Proceeds from Term B Facility	3,690	(i)
Proceeds from Cash Bridge Facility	750	(t)
Proceeds from the Notes	1,200	(u)
	9,550
Uses:
Cash consideration paid to Avast shareholders	6,085	(j)
Repayment of Existing Term Loan A	1,703	(h)
Repayment of 2022 Convertible Notes	631	(u)
Repayment of Avast debt	943	(k)
Extinguishment of Cash Bridge Facility	750	(t)
Cash paid for transaction cost	300	(l)
	10,412
Pro forma adjustment to cash and cash equivalents	(862)

4.2) Reflects an adjustment to intangible assets-net based on a preliminary fair value assessment:

Description	Amount
(in millions of Dollars)
Fair value of developed technology, customer relationships and trademarks / trade names acquired	2,653	(m)
Removal of Avast’s historical intangible assets	(136)
Pro forma adjustment to intangible assets — net	2,517

4.3) Reflects an adjustment to goodwill based on the preliminary purchase price allocation:

Description	Amount
(in millions of Dollars)
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	6,974	(n)
Removal of Avast’s historical goodwill	(2,301)
Pro forma adjustment to goodwill	4,673

4.4) Refer to the table below for a summary of impacts the financing arrangements have on the debt balance balance, and refer to Note 5 for details on the impact these financing arrangements have on the unaudited pro forma condensed combined statements of operations:

Description	Amount
(in millions of Dollars)
Proceeds:
Proceeds from Term A Facility	3,910	(h)
Proceeds from Term B Facility	3,690	(i)
Proceeds from Cash Bridge Facility	750	(t)
Proceeds from the Notes	1,200	(u)
Less: Capitalized debt issuance cost	(130	)(p)
	9,420
Repayments:
Repayment of Avast debt	943	(k)
Repayment of 2022 Convertible Notes	525	(u)
Repayment of Existing Term Loan A	1,703	(h)
Extinguishment of Cash Bridge Facility	750	(t)
	3,921
Pro forma adjustment to debt	5,499
Pro forma adjustment to the current portion of debt	(690)
Pro forma adjustment to the long-term portion of debt	6,189

4.5) Reflects an adjustment to NortonLifeLock and Avast equity based on the following:

Description	Amount
(in millions of Dollars)
Fair value of common stock issued to the Sellers	2,078	(o)
Removal of Avast’s historical equity	(1,490)
Repayment of 2022 Convertible Notes	(101	)(u)
Transaction costs	(170	)(l)
Pro forma adjustment to Total NortonLifeLock and Avast equity	317

4.6) Tax effect on the PPA FV allocations (intangibles):

As part of the purchase price allocation, the fair value of intangible assets has been adjusted, with no corresponding increase to tax basis; therefore, deferred tax liabilities are established in purchase price accounting. The deferred tax liability reduces annually with the amortization of the intangible assets for US GAAP purposes.

4.7) Represents a reclassification of deferred tax assets being netted with the deferred tax liabilities pursuant to ASC 740-10-45-6.

5. Adjustments to the unaudited pro forma condensed combined statements of operations

Refer to the items below for reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of income:

5.1) The newly acquired intangible assets which consist of developed technology, customer relationships and tradenames / trademarks will be amortized on a straight-line basis over their expected useful lives of 6 years, 7 years, and 10 years respectively. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense on Avast’s historical intangible assets. The Company is still in the process of evaluating the fair value of the intangible assets and software. Any resulting change in the fair value would have a direct impact to future earnings via depreciation and amortization expense.

	Estimated Fair Value	Useful Lives (Years)	Three Months Ended July 1, 2022	Year Ended April 1, 2022

	(in millions of Dollars)
Amortization expense
Developed Technology	1,469	6	61	245
Customer Relationships	980	7	35	140
Trademarks / Tradenames	204	10	5	20
Less: Historical Avast amortization			(7)	(22)
Net adjustment to amortization			94	383

5.2) To adjust historical interest expense as follows:

	Principal Balance	Contractual Interest Rate		Three Months Ended July 1, 2022	Year Ended April 1, 2022

	(in millions of Dollars)
Increase to interest expense:
Proceeds from Term A Facility	3,910	4.17%	Loan Amortization & Rates	41	163
Proceeds from Term B Facility	3,690	4.42%	Loan Amortization & Rates	41	163
Proceeds from the Notes	1,200	6.50%	Loan Amortization & Rates	20	78	(q)
Amortization of capitalized debt issuance cost			Amortization of debt issuance cost	1	12	(q)
				103	416
Decrease to interest expense:
Historical interest expense of Avast for the instruments being repaid				(8)	(27)
Historical interest expense of NortonLifeLock for the instruments being repaid				(17)	(38	)(u) (h)
				(25)	(65)
Pro forma adjustment to interest expense				78	351

5.3) The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of NortonLifeLock. The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average NortonLifeLock shares and the share impact as part of the Transaction as follows:

	Three Months Ended July 1, 2022	Year Ended April 1, 2022

	(in millions of Dollars, except per share amounts)
Pro forma net income attributable to NortonLifeLock	129	432
Historical weighted-average number of common shares outstanding
Basic	578	581
Diluted	604	591
Impact of the Transaction on weighted-average number of common shares outstanding	92	92
Pro forma weighted-average number of common shares outstanding
Basic	670	673
Diluted	696	683
Pro forma net income per share
Basic	0.19	0.64
Diluted	0.18	0.63

5.4) Represents the adjustment of the historical unrealized foreign exchange gain recognized by Avast for the instruments being repaid as part of the transaction. Refer to note 4.4 for additional details on Avast’s debt being settled as part of the transaction.

5.5) Represents the adjustments of the transaction cost paid for by NortonLifeLock and Avast.

5.6) Represents the tax benefit deductibility of the transaction cost paid for by NortonLifeLock and Avast using a blended statutory rate of 19.5%. Lastly, the other tax adjustments here include the tax impact of the other pro forma adjustments recorded.

6. Deal outcome analysis

The unaudited pro forma condensed combined statement of financial position and unaudited pro forma condensed combined statements of operations have been prepared under the assumption that all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option. This note contains a summary of the expected impact to the pro forma financial information presented in case all Avast shareholders elect for the Majority Stock Option.

6.1) Expected impact on the preliminary calculation of consideration to be transferred under the Merger:

Calculation of consideration		Amount
Cash consideration:	(a)
Majority Stock Option:
U.S. Dollars per share of Avast	2.37
Shares of Avast (in millions)	1,053
Pro Forma Cash Consideration		2,496
Share consideration:	(a)
Majority Stock Option:
Shares of Avast (in millions)	1,053
Exchange ratio	0.1937
New NortonLifeLock shares to be issued	204
Share price of NortonLifeLock on August 31, 2022	$22.59
Pro Forma Share Consideration		4,608
Fair value of total consideration transferred		7,104

6.2) The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Avast based on their preliminary estimated fair values. As mentioned in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances and which are further described in Note 4. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

Preliminary purchase price allocation	Amount
Current Assets	446
Property, equipment and software	31	(g)
Identifiable intangible assets	2,653	(m)
Goodwill	5,915	(n)
Other non-current assets	100
Total current liabilities	(838)
Total non-current liabilities	(1,203)
Total purchase price	7,104

6.3) Summary of the expected impact on the pro forma financial information presented:

On August 10, 2021, NortonLifeLock announced that to the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement an incremental share buyback program over time following completion of the Merger (the “Post-Merger Buyback”). If all Avast shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately $3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast shareholders who receive the Majority Cash Option. Therefore, the sources and uses of funds relating to the Merger are expected to remain consistent under both the assumptions that all Avast shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option and in the case where all Avast shareholders elect for the Majority Stock Option, resulting in no expected difference in the pro forma condensed combined long-term debt and interest expense presented.

The below tables include a summary of the following expected difference in the instance where all Avast shareholders elect for the Majority Stock Option: Less cash will be paid as purchase consideration, resulting in a higher pro forma condensed combined cash and cash equivalents balance; A decrease in the fair value of purchase consideration, resulting in a lower pro forma condensed combined goodwill balance; Additional stock will be issued as purchase consideration, resulting in a higher pro forma condensed combined common stock and additional paid-in capital balance; and Additional stock will be issued as purchase consideration, resulting in an increase in the weighted-average shares outstanding and therefore lower income per share (basic and diluted).

The summary of the expected differences below does not contemplate the impact of the above share buyback expected following the close of the Merger. This share buyback is expected to reduce cash, reduce common stock and additional paid-in capital and result in higher basic and diluted net income per share.

NortonLifeLock Inc.
Extract from the Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of July 1, 2022
(in millions of Dollars, except per share amounts)

	Pro Forma Condensed Combined (all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) (in U.S. GAAP)	Expected variance	Pro Forma Condensed Combined (all Avast Shareholders elect the Majority Stock Option) (in U.S. GAAP)
Cash and cash equivalents	767	3,589	4,356
Goodwill	9,835	(715)	9,120
Common stock and additional paid-in capital	2,548	2,530	5,078

NortonLifeLock Inc.
Extract from the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Three Months Ended July 1, 2022
(in millions of Dollars, except per share amounts)

	Pro Forma Condensed Combined (all Avast Shareholders, other than the Avast Directors who hold Avast Shares,receive the Majority Cash Option) (in U.S. GAAP)	Expected variance	Pro Forma Condensed Combined (all Avast Shareholders elect the Majority Stock Option) (in U.S. GAAP)
Income (loss) per share - basic:
Basic	0.19	(0.01)	0.18
Diluted	0.18	-	0.18
Weighted-average shares outstanding:
Basic	670	112	782
Diluted	696	112	808

NortonLifeLock Inc.
Extract from the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Year Ended April 1, 2022
(in millions of Dollars, except per share amounts)

	Pro Forma Condensed Combined (all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) (in U.S. GAAP)	Expected variance	Pro Forma Condensed Combined (all Avast Shareholders elect the Majority Stock Option) (in U.S. GAAP)
Income (loss) per share - basic:
Basic	0.64	(0.03)	0.61
Diluted	0.63	(0.03)	0.60
Weighted-average shares outstanding:
Basic	673	112	785
Diluted	683	112	795

Explanatory Note

The unaudited pro forma condensed combined statements of operations reflect the following adjustments:

(a) Under the terms of the Transaction, Avast shareholders will receive $7.61 in cash and 0.0302 shares of New NortonLifeLock for each share of Avast under the Majority Cash Option and $2.37 in cash and 0.1937 shares of New NortonLifeLock for each share of Avast under the Majority Stock Option. ASC 805 requires the calculation of consideration to be performed as of the closing date; however, for purposes of the unaudited pro forma condensed combined statement of financial position, the share price of NortonLifeLock was the closing share price as of August 31, 2022.

(b) Represents a reclassification of financial statement line items of Avast to conform its presentation with that of NortonLifeLock.

(c) Avast historically measured their investment in equity instruments at fair value and the changes in fair value related to these equity investments were recognized through Other Comprehensive Income. Under U.S. GAAP, changes in fair value should be recognized in Net Income. Therefore, a pro forma adjustment was made to reclassify the historic change in fair value recognized through Other Comprehensive Income to Net Income.

(d) Avast has not historically presented amortization of intangible assets as a separate financial statement line item. This adjustment therefore represents the pro forma adjustment to remove the amortization of intangible assets historically disclosed as part of cost of revenues and research and development and showing it separately on the financial statement line item related to amortization of intangible assets to ensure conformation with the presentation by NortonLifeLock.

(e) Leases: As of January 1, 2019, NortonLifeLock and Avast adopted ASC 842, Leases and IFRS 16, Leases, respectively. While IFRS and US GAAP requirements under ASC 840 and IAS 17 were similar for lessees prior to the transition date, January 1, 2019, there are several notable differences between the two standards that will impact accounting after the transition date. U.S. GAAP follows finance lease and operating lease models for lessees, which impacts the pattern of expense recognition associated with the lease. Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP. The impact to the unaudited pro forma condensed combined statement of financial position for the three months ended July 1, 2022, primarily related to an increase in operating lease assets of $2 million and decrease in lease liability of $2 million. The impact to the unaudited pro forma condensed statement of operations for the three months ended July 1, 2022, was immaterial. The impact to the unaudited pro forma condensed statement of operations for the year ended April 1, 2022 is primarily a decrease to interest expense of $2 million and an increase to General and administrative expense of $1 million.

(f) Share based payment awards with graded vesting features: Under U.S. GAAP, NortonLifeLock’s policy is to recognize the costs related to share-based payment awards with graded vesting conditions in the financial statements on a straight-line basis over the award’s requisite service period except for performance-based restricted stock units with graded vesting, for which NortonLifeLock recognize the costs on a graded basis. Under IFRS, Avast recognize the costs related to share-based payment awards in the financial statements on a graded basis over the related vesting period to reflect the vesting as it occurs. This, therefore, represents an adjustment to share-based payment awards with graded vesting features to ensure conformity with NortonLifeLock’s policy election under U.S. GAAP to recognize the costs on a straight-line basis over the award’s requisite service period.

(g) NortonLifeLock has not yet determined the fair value of property and equipment to be acquired; however, based on information received to date, management does not believe the fair value will be materially different from the historical carrying value. As such, the historical carrying value has been used in the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined statement of financial position. This assertion remains contingent upon receiving additional information and performing procedures to calculate the fair value of property and equipment. No adjustment was made to the unaudited pro forma condensed combined statements of income, but any difference between the fair value and the historical carrying value would have a direct impact to future earnings via depreciation expense.

(h) To fund the Transaction, NortonLifeLock will borrow an additional $3,910 through the Term A Facility. At the closure of the transaction, NortonLifeLock expects to repay the amounts outstanding under the Existing Term Loan A.

(i) To fund the Transaction, NortonLifeLock will borrow an additional $3,690 million through the Term B Facility. The Term B Facility provides NortonLifeLock with commitments to fund this amount under a seven-year term.

(j) This represents the cash consideration paid and issuance of New NortonLifeLock Shares to Avast under the Majority Cash Option. Refer to Note 3.

(k) As part of the Transaction, all the outstanding historical debt of Avast will be extinguished using a portion of the proceeds generated.

(l) To record estimated Transaction costs incurred during the twelve months ending April 1, 2022, amounting to $300 million, of which $130 million pertains to debt issuance cost that is capitalized as of the period end, and the remaining amount of $170 million pertains to other costs such as investment banking, attorney, consultant, independent accountant, regulatory fees, and other external transaction-related costs, which are recorded as an adjustment to 'restructuring, transition and other costs' within the unaudited proforma condensed combined statement of operations for the twelve months ending April 1, 2022.

(m) The intangible assets identified were developed technology, customer relationships and trademarks / trade names. Preliminary fair values for these intangible assets were determined based on a benchmarking analysis coupled with analytics around the transaction deal model. The fair value of developed technology, customer relationships and trademarks / trade names acquired were valued at $1,469 million, $980 million, and $204 million, respectively. The developed technology, customer relationships and trademarks / trade names will be amortized on a straight-line basis over their estimated useful lives of 6, 7 and 10 years respectively.

(n) Goodwill represents the excess of the preliminary purchase price over the preliminary fair value of the underlying net tangible and intangible assets acquired and liabilities assumed. Refer to the preliminary purchase price allocation in Note 3 above for more details.

(o) As disclosed in Note 3, NortonLifeLock is expected to issue $2,078 million of common stock to the Sellers as part of the Transaction.

(p) Represents the additional debt issuance cost expected to be incurred, associated with the Cash Bridge, Term A Facility and Term B Facility. For purposes of these unaudited pro forma condensed combined financial statements, management capitalized all the financing costs and amortized them on a straight-lined basis into interest expense in the unaudited pro forma condensed combined statements of income as disclosed in Note 5. Management has not yet performed a detailed debt extinguishment vs. modification analysis pursuant to ASC 470 — Debt with respect to the existing unamortized debt issuance costs and unamortized original issuance discount associated with drawdowns from the existing Agreement. However, any resulting pro forma adjustments related to amounts written-off are not expected to be material.

(q) To record estimated interest expense incurred related to the Notes, we estimated a combined contractual interest rate of 6.5% based on indicative market rates ranging from 6 to 7%. Additionally, debt issuance costs resulting from the new financing facilities were amortized to interest expense on a straight-line basis.

(r) Deferred tax assets on share-based compensation (IFRS vs US GAAP adjustment): The adjustment to the deferred tax asset relates to stock-based compensation which adjusts the IFRS deferred tax asset (calculated on intrinsic value under IFRS) to a basis of cumulative compensation expense required under ASC 740. Further, excess tax benefits recognized under IFRS directly in equity have been reclassified in the statement of profit or loss for the year ended 2021 as excess tax benefits are recognized in profit or loss under ASC 740 post adoption date of ASU 2016-09.

(s) Blended statutory rates: We have used a blended statutory rate of 19.5% which is the rate disclosed as the blended rate in the financial statements for the year ended December 31, 2021 for Avast plc. The United States international tax implications have been considered in the blended rate calculation.

(t) NortonLifeLock entered into the cash bridge facility, which provides for $750 million in the form of an unsecured bridge loan facility. NortonLifeLock does not expect to borrow under the cash bridge facility as it expects to have permanent financing in place at closing of the Transaction; however, for purposes of the unaudited pro forma condensed combined financial information, the cash bridge facility is being reflected since it is a committed source of financing as of the date of these unaudited pro forma condensed combined financial statements. In the event that the proceeds from the cash bridge facility is used to fund the Transaction, management expects to repay these amounts outstanding after the closure of the Transaction.

(u) Concurrent with the Transaction, NortonLifeLock is seeking to raise debt through a Notes offering. NortonLifeLock intends to use the net proceeds of this offering to (i) fund cash to the balance sheet following the repayment of our 2022 convertible notes and 2022 senior notes at their stated maturities, (ii) together with cash on hand and drawings under our new senior credit facilities, fund our acquisition of Avast, including the payment of related fees and expenses and (iii) for general corporate purposes (including share buybacks).